For the fiscal year ended November 30, 1997.
File number: 811-7491

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected  Pursuant  to
Rule 10f-3

I.    Prudential Distressed Securities  Fund,
Inc.

   1.   Name of Issuer
      JLK Direct Distribution, Inc.

   2.   Date of Purchase
       6/27/97

   3.   Number of Securities Purchased
       3,152.7

   4.   Dollar Amount of Purchase
       $80,000

   5.   Price Per Unit
       $25.375

   6.   Name of Underwriter or Dealer
         from whom purchased:
       Lazard Feres

    7.    Other  members of the  Underwriting
Syndicate
       Merrill Lynch & Company
       Goldman Sachs & Co.
       Prudential Securities Incorporated















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